UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
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Shareholder Engagement JUNE 2020

Executive Summary 2 ▪ Strategic initiatives implemented over the past few years have transformed the Company ▪ 2019 results significantly impacted by tariffs, trade tensions, geopolitical unrest, labor - related service disruptions and asset impairment charges ▪ Better - than - expected 4Q19 and 1Q20 results, playing a vital role by keeping goods moving, grateful to provide relief in the figh t against COVID - 19 ▪ Year - to - date share price up 63.7%, significantly outpacing closest peers Continuing to Capitalize on Long - Term Strategies and Growth Drivers ▪ Our former CEO, Bill Flynn, retired as CEO and maintained his position as Chairman of the Board on January 1, 2020 ▪ After a rigorous interview and selection process of several internal candidates, our Board of Directors unanimously elected J ohn Dietrich as our new President and CEO as of January 1, 2020 based upon the recommendation of a Special Committee consisting of four Directors ▪ Understanding the importance of a strong, qualified senior management team, the Compensation Committee provided financial incentives intended to retain members of management who were strongly considered for the CEO role. The Committee wants to maintain these important members of management during this critical period and for years to come Succession Process & Leadership Transition ▪ Significant portion of our CEO compensation opportunity is performance - based, with differentiated performance metrics utilized under short - and long - term incentive (LTI) plans (both on a relative and absolute level), and a TSR modifier for performance LTI ▪ Programs in place to retain key management in the face of increased demand for talent by the major PAX carriers ▪ Reduced compensation package for new CEO (approximately 25% less than that of prior CEO) ▪ Addition of new liquidity metric under the 2020 Annual Incentive Plan Compensation Program Supports Long - Term Strategy

Our Team – Board and Senior Management 3

4 Succession: Our Board of Directors ▪ In August 2019, Robert (Bob) Agnew, the Chairman of our Board, passed away after more than 16 years of service – He was a great leader with extensive knowledge of the aviation industry, a passionate advocate for Atlas, and a good friend to us all ▪ Effective July 1, 2019, Bill Flynn stepped down as President of the Company and announced that he would retire as CEO as of January 1, 2020 ‒ Mr. Flynn was appointed as Chairman of our Board on August 22, 2019 and continues to serve in that role ‒ Mr. Flynn has over 40 years of experience in international supply chain management and freight transportation, and has extensive knowledge of our business and long - term strategy ▪ As part of our proactive approach to ensuring that we maintain our leading corporate governance practices, we amended our Corporate Governance Principles to add a Lead Independent Director position, which is currently held by General Duncan J. McNabb ‒ General McNabb has strong leadership qualities and extensive experience in the areas of civil and governmental aviation, military affairs, operational logistics, and supply chain and procurement ▪ Board member Bobby Griffin assumed role of Chair of Nominating & Governance Committee on January 1, 2020 ‒ Mr. Griffin has extensive experience in global transportation, logistics and supply chain management solutions as well as meaningful corporate governance experience

5 Succession Process: Our CEO Special Committee appointed in early 2019 • Special Committee was appointed by the Board of Directors to assist the Board to make CEO selection • Special Committee included certain Committee Chairs along with newer and more tenured Board members to get a fulsome perspective Developed candidate profile for successor President & CEO • Cultural fit – ability to engage, collaborate and inspire • Breadth of perspective – multilevel strategic thinker • Effectiveness at execution and follow - through – decisive, persuasive, accountability and disciplined • Deep industry experience Interviews included qualified internal candidates • Messrs. Dietrich, Kokas, Schwartz, and Steen were high performing and long - standing Executive Vice Presidents • Each has extensive Company, business and industry experience Board unanimously elected Mr. Dietrich to succeed Mr. Flynn as President and CEO • Each candidate was fully vetted by the Special Committee • After rigorous deliberation , the Special Committee determined that Mr. Dietrich best met the candidate profile • Compensation Committee provided financial incentives to keep management team in place

6 Executive Leadership Transition Bill Flynn retired as CEO and retained his position as Board Chairman on January 1 , 2020 John Dietrich became President and CEO on January 1 , 2020 ▪ Joined Board of Directors on January 1 , 2020 ▪ 30 + years in aviation ; 13 with United Airlines ; 20 + with Atlas ▪ Atlas COO for 13 years prior to becoming CEO ▪ Visionary leader with industry expertise ▪ Key member of senior leadership team ▪ Unparalleled commitment to Company, customers and employees James Forbes became Executive Vice President and Chief Operating Officer on January 1 , 2020 ▪ 30 + years of aviation operating experience ; 20 + with Atlas ▪ Most recent role was Chief Operating Officer of airline subsidiary Southern Air ▪ Accomplished leader with proven track record of delivering operational excellence

7 Retaining our Strong Executive Team In connection with the announcement of Mr. Dietrich’s promotion, the Board believed that it was in the best interest of the Company and its shareholders to use its best efforts to make certain that the existing senior management team remain in place Mr. Kokas, our Executive Vice President and General Counsel , also serves as Executive Vice President and General Counsel of our airlines Atlas Air, Southern and Polar. Mr. Kokas additionally served as our Chief Human Resources Officer for over 10 years . In addition, he had a vital legal and business role in negotiating and consummating our key transactions that were instrumental in transforming the Company (DHL, Amazon, Southern) from a legal and strategic point of view. He was also pivotal in building a strong and effective legal department and complia nce function as well as developing a strong governance program. Mr. Kokas also provided invaluable legal and business counsel with respect to labor negotiations and other labor matters as well as legal/contractual issues arising under our collective bargaining agreement. ‒ Vice Chairman of the International Air Transportation Association Legal Advisory Council ‒ Recognized as 2019 Governance Professional of the Year (small to mid - cap) by Corporate Secretary Magazine Mr. Schwartz, our Executive Vice President and Chief Financial Officer , is also a director of Polar. He has used his financial expertise to implement numerous strategies, initiatives, benefits and continuous improvements, which have led to meaningful earnings for the organization. In recent years, Mr. Schwartz developed and implemented a comprehensive business resiliency program and enhanced our IT, finance, accounting and shareholder relations functions. He also had an integral role in negotiating, executing and financing key transformative tra nsa ctions (DHL, Amazon, Southern Air) that led to business diversity and generated growth in revenue and profitability. ‒ Named by Aviation News as one of the “Top 10 CFOs in the aerospace industry” and “The Aviation 100” Mr. Steen, our Executive Vice President and Chief Commercial Officer , is also the Chief Executive Officer of Titan. In 2019 he successfully spearheaded the strategic joint venture with Bain Capital Credit to develop a diversified freighter aircraft leasing portfoli o. In addition, he grew our Titan dry leasing business such that it became a world leading freighter lessor in terms of value. He is leading the company’s Strategic Diversification efforts and developed and refined geographic growth opportunities in several regions around the world. Mr. Steen continues to enhance our customer relationships and expand our customer base. ‒ Vice Chairman of the International Air Transportation Association Cargo Committee ‒ Serves on the Board of Directors at CHC Helicopters

8 In connection with promoting our new CEO and actively trying to maintain our senior management team, our Board of Directors and Compensation Committee considered and approved the following compensation matters: ▪ Reset of new CEO compensation package – Upon assuming the CEO role, Mr. Dietrich’s 2020 compensation was set at a level that is ~75% of the previous CEO’s compensation – Mr. Dietrich’s reduced CEO compensation package is in line with that of a newly appointed CEO ▪ Focus on retention of senior management during CEO transition – The remaining candidates for the CEO position received a retention bonus opportunity to support the CEO’s successful transition, and such bonus opportunity has achieved its objective to retain such members of senior management – Grant of retention bonus opportunity was provided by the Compensation Committee as part of ongoing succession planning process given that each is a long - standing senior executive of AAWW and holds multiple roles within the Company and its operating subsidiaries – The senior management team remains intact almost a year after Mr. Dietrich’s appointment and the grant of the retention bonus opportunities were announced ▪ Ongoing proactive refinement of compensation programs, including the addition of a liquidity metric to 2020 Annual Incentive Plan – Further aligns aspects of compensation program to the interests of shareholders – Continued focus of senior management on Company balance sheet during the current environment – Metric further strengthens focus on the Company maintaining an adequate and appropriate level of liquidity Compensation Considerations – Succession, Transition and Retention

Our Business & Results 9

Operating a Vital Business 10 SAFETY IS OUR TOP PRIORITY Focused on supporting our pilots and ground staff PLAYING A VITAL ROLE BY KEEPING GOODS MOVING Supporting our customers and the global economy GRATEFUL TO PROVIDE RELIEF TO FIGHT COVID - 19 ▪ Donated services to transport personal protective equipment ▪ Made charitable contributions to help those in need AIRFREIGHT PROVIDES UNRIVALED DELIVERY SPEED Particularly important in times of need CLOSE CONTACT WITH CUSTOMERS AND GOVERNMENTS To ensure airfreight continues operating to deliver goods globally 10

A Good Start to 2020 for AAWW 11 63.7% (5.2%) (15.0%) (16.1%) First - Quarter 2020 Financial and Operating Highlights Notes: 1 Source: Bloomberg as of June 2, 2020 midday 2 See May 7, 2020 earnings press release for Non - GAAP reconciliations BLOCK HOURS 73,247 REVENUE $643.5M ADJ. EBITDA 2 $121.2M DIRECT CONTRIBUTION $113.8M ADJ. NET INCOME 2 $29.9M Meaningful 2020 Year - to - Date Outperformance Compared with Key Indices 1 AAWW S&P 500 Russell 2000 Dow Jones Transportation

1Q20 Overview 12 SLOW START ▪ Traditionally slow part of the year for airfreight ▪ COVID - 19 extended Lunar New Year holiday in China ▪ Customers cancelled flights in January and February ENDED ABOVE OUR EXPECTATIONS ▪ Cargo charter demand and yields improved significantly in March ▪ Benefiting from flying aircraft added in 2019 ▪ Lower aircraft rent and depreciation RESULTS IMPACTED BY ▪ Higher costs related to COVID - 19 ‒ Premium pay for crews ‒ Additional cleaning and protection measures ▪ Lower U.S. Military passenger demand ▪ Lower 747 Dreamlifter flying for Boeing 12

Moving Forward: 2020 Outlook

2Q20 OUTLOOK

Block Hours: ~80,000

Revenue: ~$770 million

Adj. EBITDA: ~$165 million

Adj. Net Income:

- To grow ~40% to 50% compared with 1Q20 adj. net income of $29.9 million
  - Excluding ~$25 million (after tax) benefit from refund of excess aircraft rent
- To more than double compared with 1Q20 adj. net income of $29.9 million
  - Including ~$25 million (after tax) benefit from refund of excess aircraft rent

2020 COMMENTARY

Expect positive trends to continue

Evolving and uncertain environment related to COVID-19

Expect majority of earnings to occur in 2H20

ATLAS AIR WORLDWIDE

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14 ▪ Aggregate amount of $406.8 million payable to AAWW, with $364.9 million attributable to Atlas Air and $41.9 million attributable to Southern Air - closed June 1 st ▪ Comprised of ( i ) cash grants in the aggregate amount of approximately $207.0 million, (ii) $199.8 million in the form of a 10 - year unsecured non - amortizing low interest promissory note (“Note”), and (iii) a warrant for 625,452 shares of AAWW common stock (exercise price of $31.95) ▪ US Treasury determined that American taxpayers will be repaid through direct benefits (in the form of short and expected longer term job retention and related economic activity, avoided unemployment, payroll and income taxes paid, etc.), the warrant and the Company’s repayment of the Note CARES Act Payroll Support Grant Includes, among other things, restrictions on: executive compensation, reductions in employment levels and rates, share repurchases and the payment of dividends.

Other Key Matters 15

Compensation Program Design Emphasizes Pay - for - Performance Alignment 16 Pay Program Aligned with Long - term Strategic Goals Elements of Pay Form Link to Performance Purpose Base Salary Cash Fixed annual compensation ▪ Attract and retain executive talent ▪ Compensate executives for their responsibility, experience, sustained high performance and contributions to Company success Annual Incentive Cash Adjusted Net Income (60%) Liquidity (Added for 2020 with 10% weighting) ▪ Drives key business, operating and individual results on an annual basis (all metrics) ▪ Derived from our annual operating plan (Adjusted Net Income ) ▪ Strictly performance - based against measurable metrics; no payout guaranteed ▪ Liquidity metric added to ensure that we maintain an adequate and appropriate level of liquidity Objective on - time customer reliability metrics (20%) Individual performance objectives (20%) Long - Term Incentive PSUs (25%) Performance Cash (25%) Adjusted EBITDA Growth (50%) ▪ Links NEO and long - term shareholder interests ▪ Serves as a key retention tool and a strong long - term performance driver ▪ Performance - based against measureable metrics; no payout guaranteed ▪ Close alignment to shareholder returns via a relative metric (TSR) ▪ Specific responsiveness to shareholder feedback ROIC (50%) Relative TSR Modifier RSUs (50%) Alignment with shareholder returns ▪ Multiyear long - term retention ▪ Value tied to share price Performance - Based Target Bonus 17% Base Salary 17% Time - Vested RSUs 33% Performance - Based LTI 33% 2019 CEO Target Total Direct Compensation 83% of target pay is meaningfully at - risk Target Bonus 21% Base Salary 11% Time - Vested RSUs 20% Performance - Based LTI 48% 89% of “max” pay opportunity is meaningfully at - risk 2019 CEO Maximum Pay Opportunity 1 1 Incorporating the upside opportunity of short - and long - term incentive plans; assuming AAWW stock price stays constant

Compensation Program Designed to Reward and Retain Executives & Align with Shareholder Interests

CEO Base Salary

- **Our former CEO's base salary did not increase in 2019.**
- **The base salary of our new CEO, John Dietrich, is in line with that of a newly elected CEO**


Reflects new CEO reduced base salary
CEO Base Salary ('000s)
$1,035
$1,035
$1,035
$1,035
$1,035
$1,135
$1,135
$850
2013
2014
2015
2016
2017
2018
2019
2020

Significant Portion of 2019 CEO Compensation Opportunity Performance-Based and/or At-Risk

- **Half of the target total CEO compensation opportunity is based on attainment of predetermined performance targets** under our short- and long-term incentive plans
- An additional 33% of target compensation was granted in the form of RSUs with three-year vesting, resulting in **83% of target CEO compensation opportunity being meaningfully "at-risk"** (price and performance)

Payouts Reflect Performance Outcomes

- **Annual Incentive (2019):** Payout at 120% for our CEO and NEOs reflects the Compensation Committee's exercise of discretion to reduce the final payout factor due to the headwinds faced by the Company and the airfreight and aviation industries, which was also felt by our shareholders

Compensation Best Practices

- ✓ Significant portion of CEO compensation meaningfully "at-risk"
- ✓ Short- and long-term incentive plans utilize differentiated performance metrics, with performance measured both on an absolute and relative level
- ✓ Strict double-trigger standards for all NEO LTI awards
- ✓ Reasonable perquisites in line with peer practices
- ✓ Robust stock ownership guidelines for NEOs and directors
- ✓ Clawback policy for annual incentive
- ✓ No adjustments for shareholder buybacks
- ✓ No change-in-control tax gross-ups
- ✓ No hedging or pledging of shares
- ✓ Three-year vesting schedule for time-based awards

ATLAS AIR WORLDWIDE

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18 Atlas Air Worldwide’s ESG Strategy ENVIRONMENTAL ▪ Reducing Aircraft Emissions ▪ Reducing Aircraft Noise ▪ Reducing Resource Consumption Through responsibility, transparency and compliance, Atlas Air Worldwide’s ESG vision is to be an aviation industry leader that partners with our stakeholders to foster economic and social progress while safeguarding the environment. Our ESG Vision SOCIAL ▪ Safety & Security ▪ Employee Experience ▪ Enhancing Global Prosperity ▪ Community Impact & Philanthropy ▪ Labor Relations GOVERNANCE ▪ Corporate Governance ▪ Ethics and Integrity ▪ Compliance ▪ Data Privacy and Cybersecurity ▪ Public Policy Advocacy OUR KEY PRIORITIES Our key priorities are highlighted in our recently released ESG Report . See “Additional Information” for more detail

Additional Information

▪ We have engaged in extensive and ongoing shareholder outreach for almost a decade ▪ In each of the last several years , we have targeted shareholders representing approximately 75% of our shares outstanding and held discussions with all interested shareholders, representing at least approximately 60% of shares outstanding ▪ Engagement discussions have taken place throughout the year, offering investors the opportunity to ask questions and provide fee dback outside of the annual meeting cycle ▪ In response to the insights gained during these discussions, we have made significant changes to our governance and compensat ion practices Ongoing Proactive Shareholder Engagement Program 20 AAWW’s Shareholder Outreach and Engagement Process Up to two times a year, outreach to holders of ~75% of outstanding shares ...with shareholder input reported back to the relevant committees and full Board ...and taken into consideration as the Board contemplates any changes to our corporate governance and compensation programs, communications and disclosures Atlas Air has a long history of shareholder engagement and our Board places great value on the feedback we receive from investors on our corporate governance and compensation programs ...to communicate on key topics including: ▪ Business Strategy and Performance ▪ Corporate Governance ▪ Executive Compensation ▪ Environmental and Social Matters ▪ Public Disclosures

21 Governance and Compensation Practices Informed by Shareholder Feedback ▪ Added a TSR performance measure to long - term incentive awards to further align our compensation program with shareholder returns and value ▪ Implemented a “double - trigger” policy on vesting of outstanding long - term incentives upon a Change in Control ▪ Enhanced our proxy statement to provide clear disclosure of long - term incentive performance goals and determination of payouts, including disclosure of threshold, target, max, and actual metric for performance long - term incentives ▪ Proactively revised Corporate Governance Principles to prevent potential over - boarding issues and concerns – AAWW directors may now serve on a maximum of four public company boards (including the Company’s board), and are limited to serving on no more than three public company audit committees (including the Company’s audit committee) ▪ Enhanced the Nominating and Governance Committee Charter to note that diversity (age, gender, and ethnicity) is an additional important factor to be considered when assessing board composition – This is consistent with AAWW’s recent board composition and refreshment practices, which have resulted in the election of six new directors since 2016 (over 50% of the board) and 50% of the board now being ethnic - and gender - diverse ▪ Amended the Nominating and Governance Charter to add Technological Competence to the list of core competencies to be possesse d b y the Board as a whole ▪ Further enhanced the Corporate Governance Principles to provide for a Lead Independent Director position ▪ Enhanced Insider Trading Policy to add cybersecurity incidents to the nonexclusive list of types of information that might be co nsidered “material information” Recent Refinements to Compensation / Governance Best Practices in Response to Shareholder Feedback

Ongoing Enhancements to the Board of Directors

We have made significant efforts over the last several years to refresh the leadership and composition of our Board – our directors possess the right skills and experience to oversee our business and strategy

Recent Board Transitions

Duncan J. McNabb
Elected in September 2019 as
Lead Independent Director

- Retired Commander of the U.S. Air Mobility Command & Transportation Command
- Meaningful public-company board experience; Board member since 2012

William J. Flynn
Elected in August 2019 as
Chairman

- President and CEO 2006 – 2019
- Over 40 years of experience in international supply chain management and freight transportation

Strong Diversity

Gender and Ethnic Diversity


30% gender diversity
Diverse board members 50%
Other board members 50%

Well-Balanced Tenure

Director Tenure


3 directors
4 directors
3 directors
0-2 Years
3-8 Years
9-14 Years

Average tenure is 6 years

Board Skills & Qualifications	No. of Directors
Strategic Planning	9
Public Company Board Experience	9
Global Operations	9
Corporate Governance	9
Legal, Regulatory & Government Affairs	8
Transportation & Security	8
Current or Previous Senior Executive Experience	7
Military Affairs	6
Supply Chain & Procurement	6
Mergers & Acquisitions	6
International Trade	6
Civil & Governmental Aviation	5
Capital Structure	5
Finance, Accounting & Risk Management	4
Cybersecurity & Information Technology	4
Sales & Marketing	3

ATLAS AIR WORLDWIDE

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23 Board/Committee Oversight – Risk Management ▪ Our Board of Directors is responsible for oversight of the Company’s risk - management and assessment processes ▪ Risk - oversight function is exercised by the Board as a whole and through delegation to its three standing Committees – Nominating and Governance ▪ Environmental and sustainability matters ▪ Succession planning in tandem with the Compensation Committee and the Board – Compensation ▪ Long - range planning for the development and succession of senior management ▪ Human capital management – Audit ▪ Financial reporting and internal controls oversight ▪ Capital availability and balance sheet management ▪ Credit, liquidity and cash management

24 Board/Committee Risk Matrix Risk Board Audit Compensation Nominating and Governance Business resiliency/disaster recovery/insurance ✗ Capital availability/balance sheet ✗ ✗ Compensation & benefits risk ✗ Competition ✗ Corporate governance ✗ ✗ Credit, including liquidity and cash management ✗ ✗ Crisis management ✗ Cybersecurity ✗ Environmental and social responsibility ✗ ✗ Establishing/cultivating/maintaining customer relationships and profitability and customer concentration ✗ Financial Reporting and tax matters ✗ Fleet planning/management ✗ Human capital/talent management ✗ ✗ Internal controls ✗ Investor/shareholder relations ✗ Labor relations ✗ Legal/compliance and related matters ✗ Long - term shareholder value creation ✗ Macroeconomic/Geo - Socio political risk ✗ Operations/performance/service reliability/continuous improvement ✗ Oversight of internal and external auditors ✗ Publicity/reputational/brand management ✗ Regulatory matters ✗ ✗ Safety and security ✗ Shareholder activism ✗ ✗ Strategic planning/business model ✗ Succession planning ✗ ✗ ✗ Vendor and supply chain management, including procurement ✗

ESG Initiatives and Reporting

- We are dedicated to serving our customers and the communities in which we operate
- Fulfilling this commitment dictates that we build a vibrant, innovative organization that satisfies our customers' needs and delivers value to our shareholders

	Environmental Policies & Programs
✔	Participating in CORSIA, **the global carbon emissions program** regarding international flying **designed to achieve zero net CO_2 emissions growth** starting in 2021 and **reduce net CO_2 emissions by 50%** by 2050
✔	Current fleet contains modern aircraft that are **superior in terms of fuel efficiency, range, noise, capacity and loading capabilities**
✔	747-8F and 777 aircraft are approximately **15% more fuel-efficient** than our 400s, which translates into **approximately 15% lower carbon dioxide emissions**; they are also **30% less noisy**
✔	**Conserve fuel wherever possible** through our *FuelWise* fuel-management information system, which uses our data to analyze fuel consumption, enabling us to track fuel-burn rates more accurately and efficiently and to identify additional opportunities to conserve fuel
✔	Work with our customers to plan routes that are **more fuel-efficient**
✔	Participate in industry and governmental initiatives to optimize air traffic management systems, where advances could result in **substantial reductions in fuel use and emissions and fewer interruptions at airports**
✔	Strong record with **no significant spills of fuel, de-icing fluids or other liquids**

	Social Policies & Initiatives
✔	Provide **cost-free charter flights for disaster relief, including during the recent Hurricane Dorian,** and encourage our employees to **support disaster relief and related activities**
✔	Our **Code of Conduct** sets forth business policies and practices that guide our company culture and apply to all employees of any AAWW subsidiary in accordance with laws and best practices
✔	We have **affirmative action plans** in place to ensure that qualified applicants and employees are receiving an equal opportunity for recruitment, selection, advancement and every other term and privilege associated with employment at AAWW
✔	We have a **"zero tolerance" policy for harassment, discrimination or retaliation of any kind in the workplace**
✔	Encourage **diversity and inclusiveness in our workforce**
✔	**Health and safety of our employees**, particularly our crewmembers, is of paramount importance.
✔	Our Audit Committee monitors our **Code of Ethics** for members of the senior management team and the Board; it is reviewed on an annual basis

ATLAS AIR WORLDWIDE

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26 Industry Leader Recognized for Best - in - Class Corporate Governance Recent Corporate Governance Accomplishments Atlas Air is committed to working toward best - in - class corporate governance, and over the last two years, we were once again recognized for our practices ▪ 2018 Winner: Governance Team of the Year (small to mid - cap) ▪ 2019 Winner: Governance Professional of the Year (small to mid - cap) ▪ 2019 Finalist: ▪ Best Shareholder Engagement ▪ Best proxy statement (small to mid - cap) ▪ Best compliance and ethics program (small to mid - cap) ▪ Governance Team of the Year (small to mid - cap) ▪ Included in the 2020 Women on Boards companies with a top rating of “W” ▪ 2019 Women’s Forum of New York ▪ Recognition for Commitment to, and Progress in, Gender Parity in the Boardroom ▪ 2019 Ethical Boardroom Magazine ▪ Winner, Best Corporate Governance – Airlines – North America 2019 and 2018 Corporate Secretary Governance Awards Other Awards

27 An Overview of our Business Atlas Air Worldwide is a global leader in innovative, outsourced aviation services, delivering added value, reliability and superior performance to our customers Diversified Customer Base Total Fleet as of May 2020: 119 Aircraft ▪ Operating Fleet: 111 ▪ Dry Lease: 8 Broad Array of Aircraft ▪ 53 747s ▪ 14 777s ▪ 41 767s ▪ 11 737s Long - term, profitable relationships Ownership 100% Ownership 100% Ownership 51% (49% DHL) Ownership 100% SHIPPERS AIRLINES FORWARDERS EXPRESS SPORTS CHARTERS

Summary of 4Q19 Results 28 RESULTS REFLECTED: ▪ Peak - season pickup in customer demand and improved yields ▪ Atlas team delivered high - quality service customers appreciate BENEFITED FROM: ▪ Refund of excess aircraft rent paid ▪ Lower heavy maintenance expense ▪ Lower aircraft rent and depreciation ▪ Increased military passenger and cargo flying ▪ Peak - season flying for express customers IMPACTED BY GLOBAL AIRFREIGHT AND MACROECONOMIC CONDITIONS, INCLUDING: ▪ Tariffs and global trade tensions ▪ Geopolitical unrest in South America ADJ. NET INCOME* ADJ. EBITDA* REVENUE BLOCK HOURS 84,488 $747.0M $98.2 M $204 .7M *See February 20, 2020 earnings press release for Non - GAAP reconciliations 28

Business Development Update ACMI ▪ Introduced two 747 - 8Fs for Qantas ▪ Added one 747 - 400F for EL AL ▪ Focused on growing with existing and new customers CMI ▪ Added five 737 - 800Fs for Amazon ▪ Two 777Fs for DHL Express with opportunity for more ▪ Two additional 747 - 400Fs for NCA ▪ Interest from customers for both 777F and 747F CMI solutions CHARTER ▪ Demand and yields improved significantly ▪ Leveraging our significant commercial charter business to support COVID - 19 relief efforts ▪ Reactivated three 747 - 400 converted freighters ▪ Operationalized 777F previously in dry - leasing business SOUTH AMERICA ▪ Strengthened our position as market leader ▪ Perishable exports increasing ▪ Expanding network with additional flights to Ecuador PASSENGER ▪ Added one 747 - 400 to the fleet to support AMC and NFL ▪ Added Miami Dolphins ▪ Ongoing discussions with several teams regarding 2020 and beyond TITAN ▪ JV with Bain Capital to develop $1 billion freighter portfolio ▪ Significant expansion expected in e - Commerce and Express ▪ Good market outlook and pipeline 29

Our Future 30 Safety, security and compliance Strong core of long - term, marquee customers Key role in customers’ networks Modern, diversified fleet Disciplined capital allocation strategy Dedicated team of talented employees Committed to express, e - commerce, U.S. military and fast - growing markets Focused on operating management, cost savings Committed to working together with union leaders to complete new pilot agreement Reviewing all business activities Adjusting business in favor of more profitable opportunities WHERE WE ARE TODAY SHAPING OUR FUTURE WELL - POSITIONED FOR CONTINUED SUCCESS AS WE GO FORWARD

31 This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95 that reflect Atlas Air Worldwide Holdings, Inc.’s (“AAWW”) current views with respect to certain current and future events and financial p erf ormance. Such forward - looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries that may cause actual results to be materially different from any future r esu lts, express or implied, in such forward - looking statements. For additional information, we refer you to the risk factors set forth in the documents filed by AAWW with the Securities and Ex change Commission. Other factors and assumptions not identified above are also involved in the preparation of forward - looking statement s, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those di scu ssed. AAWW assumes no obligation to update the statements in this presentation to reflect actual results, changes in assumptions or ch anges in other factors affecting such estimates, other than as required by law. To supplement our financial statements presented in accordance with U.S. GAAP, we oftentimes present certain non - GAAP financial measures to assist in the evaluation of our business performance. Our management uses these non - GAAP financial measures in assessing the performance of the AAWW’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted m eas ures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provi de meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future pe rfo rmance. You can find our presentations on the most directly comparable U.S. GAAP financial measures calculated in accordance with acc oun ting principles generally accepted in the United States and our reconciliations in our earnings releases dated February 20 and May 7, 2020, respectively, which are posted on our website at www.atlasairworldwide.com . Safe Harbor